UiPath, Inc.
PSU AWARD GRANT NOTICE
(2021 Equity Incentive Plan)

Pursuant to the terms and conditions of the UiPath, Inc. 2021 Equity Incentive Plan, as amended from time to time (the “Plan”), UiPath, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of performance stock units (the “PSUs”) set forth below. This award of PSUs (this “Award”) is subject to the terms and conditions set forth herein, in the Global PSU Award Agreement attached hereto as Exhibit A, including any additional terms and conditions for your country included in the appendix attached thereto (the “Agreement”), and the Plan, each of which is incorporated herein by reference. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.
Type of Award:    Performance Stock Units
Participant:_____________________________________________________

Date of Grant:____________________________________________________

Vesting Commencement Date:______________________________________
Performance Stock Units:__________________________________________

Performance Period:______________________________________________(the “Performance Period”).

Vesting Schedule:    [____________________________________________________]
For purposes of the Award, performance criteria consist of one or more specific “Performance Criteria,” which have been approved by the Compensation Committee (the “Committee”) in accordance with the Plan. Based on such Performance Criteria, the Committee shall determine whether and to what extent the Award shall become vested and payable to the Participant as a result of the achievement of such Performance Criteria. These Performance Criteria and the Performance Period have been communicated to the Participant in a written document separate from the Award (“Performance Document”). Notwithstanding anything to the contrary in this PSU Award Grant Notice (this “Grant Notice”), the Plan, or the Agreement, the Committee retains full negative discretion to reduce the payment for the Award, including to zero. The achievement of Performance Criteria shall be determined by the Committee as of the “Determination Date” which shall not be specified when granted, but must occur within three months after the end of the Performance Period.
By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement, and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan, or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and electronic signature counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
Unless otherwise provided in the Plan or the Agreement, this Grant Notice may not be modified, amended, or revised except in a writing signed by you and a duly authorized Officer of the Company. The Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Class A Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you.
[Signature Page Follows]

UiPath, Inc.	Participant:

By: ______________________________________	__________________________________________
Signature	Signature

Title:______________________________________	Date:______________________________________

Date:______________________________________

SIGNATURE PAGE TO
PSU AWARD GRANT NOTICE

UiPath, Inc.
2021 Equity Incentive Plan
Global PSU Award Agreement

As reflected by your PSU Award Grant Notice (“Grant Notice”), UiPath, Inc. (the “Company”) has granted you a Performance Stock Unit (“PSU”) Award under its 2021 Equity Incentive Plan (the “Plan”) for the number of performance stock units as indicated in your Grant Notice (the “PSU Award”). The terms of your PSU Award are subject to the Plan, the Grant Notice and this Global PSU Award Agreement, including any additional terms and conditions for your country included in the appendix attached thereto (collectively, the “Agreement”). Capitalized terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.
The general terms applicable to your PSU Award are as follows:
1.GOVERNING PLAN DOCUMENT. Your PSU Award is subject to all the provisions of the Plan. Your PSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.GRANT OF THE PSU AWARD. This PSU Award represents your right to be issued on a future date the number of shares of the Company’s Class A Common Stock that is equal to the number of target PSUs indicated in the Grant Notice subject to the achievement of the Performance Criteria as indicated in your Performance Document, as determined by the Committee, and your satisfaction of the other vesting conditions set forth therein and in your Grant Notice. Notwithstanding the foregoing, the Company, in its sole discretion, may settle the PSU Award in cash if necessary or appropriate for legal or administrative reasons based on laws in your jurisdiction. Any additional PSUs that become subject to the PSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other PSUs covered by your PSU Award.
3.DIVIDENDS. You shall receive no benefit or adjustment to your PSU Award with respect to any cash dividend, stock dividend, or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Class A Common Stock that are delivered to you in connection with your PSU Award after such shares have been delivered to you.
4.WITHHOLDING OBLIGATIONS. You acknowledge that, regardless of any action taken by the Company or, if different, the Affiliate employing you (the “Employer”), the ultimate liability for all income tax (including U.S. federal, state, and local taxes and/or foreign taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. You further acknowledge that the Company and/or your Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSU Award, including, but not limited to, the grant of the PSU Award, the vesting of the PSU Award, the issuance of shares in settlement of vesting of the PSU Award, the subsequent sale of any shares of Class A Common Stock acquired pursuant to the PSU Award and the receipt of any dividends or dividend equivalents; and (ii) do not commit to and are under no obligation to reduce or eliminate your liability for Tax-Related Items. Further, if you become subject to taxation in more

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than one country, you acknowledge that the Company and/or your Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one country.
(a)Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from your wages or other cash compensation paid to you by the Company and/or the Employer; (ii) withholding from proceeds of the sale of shares of Class A Common Stock acquired upon settlement of the PSU either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); (iii) withholding from shares of Class A Common Stock to be issued to you upon settlement of the PSUs; or
(iv) any other method of withholding determined by the Company and permitted by Applicable Law; provided, however, that that if you are a Section 16 Officer of the Company under the Exchange Act, then the Plan Administrator shall establish the method of withholding from alternatives (i)-(iv) herein and, if the Plan Administrator does not exercise its discretion prior to the applicable withholding event, then you shall be entitled to elect the method of withholding from the alternatives above.
(b)The Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including minimum and maximum rates. In the event of over-withholding you may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent amount in shares of Class A Common Stock) from the Company or the Employer; otherwise, you may be able to seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax- Related Items is satisfied by withholding in shares of Class A Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Class A Common Stock subject to the vested PSUs, notwithstanding that a number of the shares of Class A Common Stock is held back solely for the purpose of paying the Tax-Related Items.
(c)You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Class A Common Stock, or the proceeds of the sale of shares of Class A Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items.
5.DATE OF ISSUANCE.

(a)To the extent your PSU Award is exempt from application of Section 409A of the Code and any state law of similar effect (collectively “Section 409A”), the Company will deliver to you a number of shares of the Company’s Class A Common Stock equal to the number of vested PSUs subject to your PSU Award, including any additional PSUs received pursuant to Section 3 above that relate to those vested PSUs, within thirty (30) days following the later of i) the Determination Date, or ii) the applicable vesting date(s), or if such date is not a business day, such delivery date shall instead fall on the next following business day (the “Original Distribution Date”).

(b)Notwithstanding the foregoing, in the event that you are prohibited from selling shares of the Company’s Class A Common Stock in the public market on the scheduled delivery date by the Trading Policy or otherwise, and the Company elects not to satisfy its tax withholding obligations by

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withholding shares from your distribution, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Class A Common Stock in the open market, but in no event later than the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the shares covered by the PSU Award vest. Delivery of the shares pursuant to the provisions of Section 5 is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner. However, if and to the extent the PSU Award is a Non-Exempt Award, the provisions of the Plan with respect to Non- Exempt Awards shall apply in lieu of the provisions in this Section 5.
(c)In addition and notwithstanding the foregoing, no shares of the Company’s Class A Common Stock issuable to you under this Section 5 as a result of the vesting of one or more PSUs will be delivered to you until any filings that may be required pursuant to the Hart-Scott-Rodino (“HSR”) Act in connection with the issuance of such shares have been filed and any required waiting period under the HSR Act has expired or been terminated (any such filings and/or waiting period required pursuant to HSR, the “HSR Requirements”). If the HSR Requirements apply to the issuance of any shares of the Company’s Class A Common Stock issuable to you under this Section 5 upon vesting of one or more PSUs, such shares of the Company’s Class A Common Stock will not be issued on the Original Distribution Date and will instead be issued on the first business day on or following the date when all such HSR Requirements are satisfied and when you are permitted to sell shares of the Company’s Class A Common Stock on an established stock exchange or stock market, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities. Notwithstanding the foregoing, the issuance date for any shares of the Company’s Common Stock delayed under this Section 5(c) shall in no event be later than December 31 of the calendar year in which the Original Distribution Date occurs (that is, the last day of your taxable year in which the Original Distribution Date occurs), unless a later issuance date is permitted without incurring adverse tax consequences under Section 409A or other Applicable Laws.

that:
6.NATURE OF GRANT. In accepting the PSU Award, you acknowledge, understand and agree

(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the PSU Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of PSUs, other equity awards or benefits in lieu of equity awards, even if equity awards have been granted in the past;
(c)all decisions with respect to future PSU Awards or other grants, if any, will be at the sole discretion of the Company;
(d)the PSU Award grant and your participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Affiliate;
(e)you are voluntarily participating in the Plan;
(f)the PSU Award and any shares of Class A Common Stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

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(g)the PSU Award and any shares of Class A Common Stock acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;
(h)the future value of the shares of Class A Common Stock underlying the PSU Award is unknown, indeterminable, and cannot be predicted with certainty;
(i)if the PSU Award vests and you are issued shares of Class A Common Stock, the value of such shares of Class A Common Stock may increase or decrease in value following the date the shares are issued; even below the Fair Market Value on the date the PSU Award is granted to you;
(j)for purposes of the PSU Award, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), your right to vest in the PSU Award under the Plan, if any, will terminate as of such date; however, unless otherwise determined by the Company, the PSU Award will continue to vest through any statutory notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any; the Plan Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the PSU Award (including whether you may still be considered to be providing services while on a leave of absence);
(k)no claim or entitlement to compensation or damages shall arise from forfeiture of the PSU Award resulting from your termination of Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed, or the terms of your employment agreement, if any);
(l)unless otherwise agreed with the Company in writing, the PSU Award and any shares of Class A Common Stock acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, any service you may provide as a Director of the Company or member of the board of directors of any Affiliate; and
(m)neither the Company, the Employer or any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the PSU Award or the subsequent sale of any shares of Class A Common Stock acquired upon settlement of the PSU Award.
7.ELECTRONIC DELIVERY AND PARTICIPATION. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
8.TRANSFERABILITY. Except as otherwise provided in the Plan, your PSU Award is not transferable, except by will or by the applicable laws of descent and distribution
9.CORPORATE TRANSACTION. Your PSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for

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the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
10.NO LIABILITY FOR TAXES. As a condition to accepting the PSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the PSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the PSU Award and have either done so or knowingly and voluntarily declined to do so.
11.SEVERABILITY. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

12.WAIVER. You acknowledge that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.

13.NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Class A Common Stock. Without limiting the generality of the foregoing, you should be aware that U.S. estate tax may be assessed at the time of death if you hold shares of Class A Common Stock (and certain awards) at this time. U.S. estate tax law requires that, for the estates of non-U.S. citizens who reside outside the U.S. (“non-resident aliens”), an estate tax return must be filed if the gross estate exceeds USD 60,000, though if an estate tax treaty applies, the consequences will differ. The gross estate of a non-resident alien consists only of assets located in the U.S., which will include your shares of Class A Common Stock (and certain awards granted under the Plan). You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
14.DATA PRIVACY NOTICE AND CONSENT.

(a)Data Collection and Usage. The Company and the Employer collect, process and use certain personal information about you, including, but not limited to, your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of Class A Common Stock or directorships held in the Company, details of all PSUs or any other entitlement to shares of Class A Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is your consent.
(b)Stock Plan Administration Service Providers. The Company transfers Data to Shareworks by Morgan Stanley and certain of its affiliated companies (the "Designated Broker"), an independent service provider based in the United States, which is assisting the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. You may be asked to agree on separate terms and data processing practices with

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the Designated Broker or other service providers, with such agreement being a condition to the ability to participate in the Plan. The Company and the Designated Broker are based in the United States. Your country or jurisdiction may have different data privacy laws and protections than the United States. The Company's legal basis, where required, for the transfer of Data is your consent.
(c)Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage your participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This period may extend beyond your period of employment with the Employer.
(d)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your salary from or employment or other service with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant PSUs or other equity awards to you or administer or maintain such awards.
(e)Data Subject Rights. You may have a number of rights under data privacy laws in your jurisdiction. Depending on where you are based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in your jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, you can contact your local human resources representative.
15.LANGUAGE. You acknowledge that you are sufficiently proficient in the English language or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this Agreement or any other documents related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
16.GOVERNING LAW/VENUE. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware. For purposes of any action, lawsuit or other proceeding brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of New York County, New York, or the federal courts for the United States for the Southern District of New York, and no other courts where this grant is made and/or to be performed.
17.INSIDER TRADING RESTRICTIONS / MARKET ABUSE LAW. You may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the shares of Class A Common Stock are listed and in applicable jurisdictions, including the United States, your country and the designated broker’s country, which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Class A Common Stock, rights to shares of Class A Common Stock (i.e., PSU Awards) or rights linked to the value of the shares of Class A Common Stock under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction(s)). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping”

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third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s Insider Trading Policy, or any other applicable insider trading policy then in effect. You acknowledge that you are responsible for complying with any applicable restrictions and are encouraged to speak with your personal legal advisor for further details regarding any applicable insider trading and/or market-abuse laws in your country.
18.FOREIGN ASSET/ACCOUNT, EXCHANGE CONTROL AND TAX REPORTING. You may be
subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Class A Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Class A Common Stock) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The Applicable Laws in your country may require that you report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations and you are encouraged to consult with your personal legal advisor for any details.

19.COMPANY RECOUPMENT OF AWARDS. The Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with the Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the
U.S. Securities and Exchange Commission or any other Applicable Law.
20.COUNTRY-SPECIFIC PROVISIONS. Notwithstanding any provisions of this Agreement to the contrary, the PSU Award shall be subject to any terms and conditions for your country of residence (and country of employment, if different) set forth in the appendix attached hereto (the “Appendix”). Further, if you transfer residence and/or employment to another country reflected in the Appendix, the terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Global PSU Award Agreement.
21.IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on the PSU Award and on any shares of Class A Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
22.OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Insider Trading Policy.

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APPENDIX TO THE
UIPATH, INC.
2021 EQUITY INCENTIVE PLAN GLOBAL PSU AWARD AGREEMENT
Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan, the Grant Notice and/or the Global PSU Award Agreement.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the PSU Award granted to you under the Plan if you work or reside outside the U.S. and/or in one of the countries listed below. If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer employment and/or residency to another country after the date of grant, are a consultant, change employment status to a consultant position, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the additional terms and conditions contained herein shall be applicable to you. References to your Employer shall include any entity that engages your services.
Notifications
This Appendix also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is provided solely for your convenience and is based on the securities, exchange control and other laws in effect in the respective countries as of February 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date by the time you vest in the PSU Award or sell any shares of Class A Common Stock acquired upon settlement of the vested Performance Stock Units (“PSUs”).
In addition, the information contained in this Appendix is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the applicable laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer to another country after the date of grant, or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you in the same manner.

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UNITED ARAB EMIRATES
Notifications
Securities Law Notification. The Agreement, the Plan, and other incidental communication materials related to the Performance Stock Units are intended for distribution only to employees of the Company and its Affiliates for the purposes of an incentive scheme.
The Emirates Securities and Commodities Authority and the Central Bank have no responsibility for reviewing or verifying any documents in connection with this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it.
The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.
If you do not understand the contents of the Agreement or the Plan, you should consult an authorized financial adviser.